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                                                                   EXHIBIT 10.25


                           HEALTHCARE ALLIANCE, INC.
                           -------------------------


                       CONSULTING AND SERVICES AGREEMENT
                       ---------------------------------


     THIS AGREEMENT, made and entered into this 1st day of February, 1996, by and between Healthcare Alliance, Inc. (the "Alliance"), and Horizon Medical Products Inc. ("Client").

     WHEREAS, the Alliance is engaged in the business of providing consulting and related services to healthcare suppliers in order to foster and expedite the sales of their products to hospital purchasing groups, physician organizations, other medical services providers and other healthcare suppliers ("Customer"); and

     WHEREAS, Client desires to become an Affiliate Member of the Alliance, and desires to engage the services of the Alliance upon the terms and conditions hereinafter set forth,

     NOW, THEREFORE in consideration of the premises, covenants, and agreements herein contained, the parties agree as follows:

     1.0 Engagement. Client hereby engages the Alliance and the Alliance agrees to extend its reasonable best efforts to assist Client in marketing its products/services by representing Client to customers with the expressed purpose of negotiating and executing a purchasing agreement on behalf of Client. It is the intention of the Alliance not to enter into agreements with clients where significant competitive overlaps exist.

     2.0 Compensation. In consideration of performance of the Services, Client shall make payment to the Alliance for marketing fees in the amount of thirty-six thousand dollars ($36,000), annually; three thousand dollars ($3,000) payable February 28, 1996 and three thousand dollars ($3,000) every month thereafter.

     2.1 Performance Incentive. A performance incentive of five (5) percent of the annual sales increase over the sales base that results from the Alliance's efforts will be paid 60 days following the close of the Agreement year throughout the terms of any purchasing and/or distribution agreement/arrangement. The sales base against which this performance incentive will be measured will be the total sales recorded for the customer for the preceding twelve months prior to any purchasing agreement. Client agrees to provide Alliance with customer sales reports on a quarterly basis.

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     2.2  Equity Incentive. An equity incentive of up to three and three tenths
(3.3%) percent of the Client's stock outstanding owned by Messrs. Hunt, Mallady and Peterson will be granted the Alliance according to the terms contained in Exhibit A.

     2.3 Payment of Expenses. Expenses related to the performance of services by the Alliance will be the responsibility of the Alliance. Expenses related to activities hosted by Client will be the responsibility of Client.

     2.4 Personnel. The Services will be provided in accordance with all applicable laws, rules, regulations, statutes, and ordinances of any governmental authority applicable thereto. In connection with performing the Services, the Alliance accepts responsibility for and will furnish all coordinating management and special projects personnel required to efficiently perform the Services. These personnel shall be direct agents and employees of the Alliance. The Alliance will pay all salaries, taxes, insurance, and other fringe benefits of its personnel performing Services hereunder.

     3.0 Term. This Agreement shall commence on or about February 1, 1996, and terminate on January 31, 1999.

     3.1 Automatic Renewal. This Agreement will automatically renew for another three (3) year term unless the Alliance is notified in writing thirty
(30) days prior to the beginning of the third year.

     3.2 Non-cancelable. This Agreement is non-cancelable by Client, during its term except for breach of a material provision of this Agreement by the Alliance, or the death/departure of either/both of the Alliance's principals, R.J. Simmons or J.B. Dougherty. In the event of breach, client shall, by written notice, give the Alliance sixty (60) days commencing with receipt of such notice, to correct the alleged breach. In the event the alleged breach is not so corrected within the sixty (60) day period, Client may thereafter deem this Agreement immediately terminated.

     4.0 Exclusivity and Restrictive Covenants. Client acknowledges that the Alliance has devoted considerable time and expense in developing the business that provides services within the scope of the Agreement. The fees to be paid to the Alliance for services provided is based in part on the assumption that Client will not employ or engage others to provide services similar to the services provided by the Alliance during the term of the engagement.

     5.0 Relationship of Parties. The parties acknowledge and agree that in all respects in providing Services hereunder, the Alliance shall be an independent contractor and shall act as an extension of Client.

     6.0 Representations and Warranties of the Alliance. The Alliance represents and warrants that it is an Equal Opportunity employer and does not and shall not discriminate against any of its employees or applicants for employment on the basis of race, color, creed, sex, national origin, physical condition or age. The Alliance will furnish Client with all information, data and certificates which may be required by Client in order for it to comply with governmental non-discrimination requirements.


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     6.1  Neither the Alliance nor any shareholder, director, officer or employee of is now or ever has been the subject of any governmental investigation into the legality or propriety of actions, practices, or procedures of the Alliance.

     6.2 Neither the Alliance nor the Client nor any shareholder, director, officer or employee of the Alliance or Client, has paid or promised to pay any remuneration to any employee of Alliance or the Client in consideration of obtaining this Agreement.

     7.0 Confidentiality. The Alliance and client acknowledge that billing information, written procedures, manuals and methods are confidential and are the property of the respective party. All files, records and documents relating to the Alliance and the Client's business, to which the other has access, shall remain the exclusive property of the respective party and shall not be used without the written consent of that respective party.

     8.0 General. This Agreement supersedes all prior agreements and understandings between the Alliance and Client and its directors, officers, shareholders, employees, attorneys, agents or representatives and constitutes the entire Agreement between the parties. There are no representations, warranties, or commitments other than those expressed herein.

     8.1 No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by both parties.

     8.2 The validity, construction, interpretation and enforceability of this Agreement and the capacity of the parties shall be determined and governed by the laws of the State of Illinois.

     8.3 This Agreement may not be assigned or subcontracted by either party without the prior written consent of the other party.

     8.4 If any provision of this Agreement shall be held invalid under applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provisions, and, to this end, the provisions hereof are severable.

     8.5 Any notice required or permitted to be given to either party in writing under this Agreement may either be personally delivered or sent by registered or certified mail, return receipt requested, postage paid, addressed to each party as follows:

     TO ALLIANCE:   Healthcare Alliance, Inc.
                    290 East Deerpath Road -- Suite 290
                    Lake Forest, Illinois 60045
                    Attention: Mr. James B. Dougherty
                    Phone: 708-615-1173
                    Fax:   708-615-1176

     TO CLIENT:
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     8.6  The Alliance and Client each agree to indemnify and hold the other harmless from any court costs and reasonable attorney's fees which each may sustain as a result of, or in connection with, either directly or indirectly, the other's breach or violation of this Agreement.

     8.7 Client represents and warrants to the Alliance that it is not a party to or bound by, and its Agreement with the Alliance or its disclosure of any information to the Alliance, will not violate or breach any employment, retainer, consulting, license, non-competition, non-disclosure, or other agreement or understanding between Client and any other person, partnership, corporation, joint venture, association or entity.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HORIZON MEDICAL PRODUCTS, INC.               HEALTHCARE ALLIANCE, INC.


By:                                          By: /s/
    --------------------------                   --------------------------

Title:                                       Title: President
       -----------------------                      -----------------------

Date:                                        Date:  3-19-6
      ------------------------                     ------------------------

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                                   EXHIBIT A

                       CONSULTING AND SERVICES AGREEMENT
                     BETWEEN HEALTHCARE ALLIANCE, INC. AND
                         HORIZON MEDICAL PRODUCTS, INC.

                           EQUITY INCENTIVE SCHEDULE


HMP, INC.
STOCK AWARD                                  GROUP AGREEMENT GOAL


1.1% Outstanding Shares                      Columbia/HCA

1.1% Outstanding Shares                      AmHS-Premier-SunHealth

1.1% Outstanding Shares                      Various other group agreements - as
                                             individual agreements or in
                                             combination as defined and agreed
                                             to by the parties.


Total Shares Available: 3.3%%

The Alliance shall be granted their shares thirty (30) days following the execution of a purchasing agreement with the customer. In the event that Healthcare Alliance does not obtain a group contract in the first twelve months, the amount of stock under the "equity incentive schedule" is reduced from 1.1% to 0.8%.

In the event that Healthcare Alliance does not obtain a group contract in the second twelve months, the amount of stock under the "equity incentive schedule" is reduced from 0.8% to 0.5%.


HORIZON MEDICAL PRODUCTS, INC.               HEALTHCARE ALLIANCE, INC.


BY: /s/                                      BY: /s/
   ---------------------------                  ------------------------

DATE: 3/25/96                                DATE: 3-19-96
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